EXHIBIT 21

Subsidiaries of the Registrant

TRIKON TECHNOLOGIES, CO., LTD. (KOREA), a Korean corporation

TRIKON TECHNOLOGIES, JAPAN KK, a Japanese corporation

TRIKON TECHNOLOGIES LIMITED, an English corporation

TRIKON EQUIPMENTS LIMITED, an English corporation

TRIKON TECHNOLOGIES (ISRAEL) LIMITED, an English corporation

ELECTROTECH INTERNATIONAL LIMITED, an English corporation

E.T. FABRICATIONS LIMITED, an English corporation

E.T. ELECTROTECH RESEARCH LIMITED, an English corporation

E.T. EQUIPMENTS LIMITED, an English corporation

VACUUM CONTROL SYSTEMS LTD., an English corporation

TRIKON TECHNOLOGIES, GmbH, a German limited liability company

TRIKON TECHNOLOGIES, SARL, a French limited liability company

TRIKON HOLDINGS LTD., an English corporation

TRIKON TECHNOLOGIES B.V., a Dutch Limited Liability Company